Exhibit 5.1

ד"ר ליפא מאיר	טלי לב (II/III)	לילך הוק	נעם בר אור	NOAM BR OR	LILACH HOEK	TALI LEV(II/III)	DR. LIPA MEIR
צוריאל לביא	סילביה גל-יהב	איתמר ליפנר	עמית ביטון	AMIT BITTON	ITAMAR LIPPNER	SYLVIA GAL-YAHAV	ZURIEL LAVIE
אלון פומרנץ	אסף אילוז	גיא משולם	מאור זילכה	MAOR ZILKA	GUY MESHULAM	ASAF ILUZ	ALON POMERANC
ארתור מוהר (I)	שי תמר	יוני שטינמץ	אביחי אסולין	AVIHAY ASULIN	YONI SHTAINMETZ	SHAY TAMAR	ARTHUR MOHER(I)
עוזי מור	רועי אייז	אלה בן-דור	אביב אמר	AVIV AMAR	ELLA BEN-DOR	ROY AIZ	UZI MOR
גרי קופלוביץ	ד"ר גאי כרמי	טל אסולין-מנחמוב	רעות שאולי	REUT SHAULI	TAL ASULIN-MENAHEMOV	DR. GUY CARMI	GARY COPELOVITZ
גד אזור	ורד זליכה	יותם וייס	מורן צויבל	MORAN ZWIEBEL	YOTAM WEISS	VERED ZLAIKHA	GAD AZOR
ארז דר לולו	יעל פלטאו-בילו (I)	רימון דיין	תום להב	TOM LAHAV	RIMON DAYAN	YAEL FLATAU-BILU (I)	EREZ DAR LULU
יריב שלום	נופר טפליץ	תום ניסני	עדי קמחי	ADI KIMHI	TOM NISSANI	NUPHAR TEPLIZ	YARIV SHALOM
רונן בהרב	יוסי מנדלבאום	ארז גולן (נעים)	חן בן דוד	CHEN BEN DAVID	EREZ GOLAN (NAIM)	YOSSI MANDELBAUM	RONEN BAHARAV
ד"ר זיו פרייז (II)	שמרית כרמי-נעמת	ישי לבנון	אולגה ספיבק	OLGA SPIVAK	ISHAY LEVANON	SHIMRIT CARMY NAAMAT	DR. ZIV M. PREIS (II)
מיכל שורץ	עומר מאירי	אסף נחמיאס	נדב סווטלוף	NADAV SVETLOFF	ASSAF NACHMIAS	OMER MEIRI	MICHAL SCHWARTZ
שבתאי מיכאלי	קרנית אקריש	שחף רוט-קליין	ג'סטין בן חמו	JUSTIN BENHAMOU	SHAHAF ROTH-KLEIN	KARNIT AKRISH	SHABTAI MICHAELI
איתן שמואלי	יערה פרוינד-אברהם	עידו זבורוף	איב נווה	EVE NAVE	IDO ZABOROF	YAARA FRUEND-AVRAHAM	EITAN SHMUELI
אמיר זולטי	גרגורי אירגו	עמית זומר-פדידה	דניאל קדוש	DANIEL KADOSH	AMIT ZOMER-FADIDA	GREGORY IRGO	AMIR ZOLTY
ארז תיק	יצחק אנידגר	ניר דפני			NIR DAFNI	ISAAC ANIDJAR	EREZ TIK
שירלי יפרח-אזור	דור אבינרי	שקד ניסן-כהן			SHAKED NISSAN-COHEN	DOR AVINERY	SHIRLEY IFRACH-AZOR
ד"ר ציפי איסר איציק	איילת רם	סיגל ונצובסקי			SIGAL VANTSOVSKY	AYELET RAM	DR. TZIPI ISER ITSIQ
גלי אופינסקי	ליהי אלימלך	טל מורג			TAL MORAG	LIHI ELIMELECH	GALI OPINSKY
דוד וינשטיין	רעות בייץ	ירדן הדר			YARDEN HADAR	REUT BEITZ	DAVID WEINSTEIN
ד"ר יריב אילן	יאן פלדמן	שיר דיגמי-טל	איל חיאט	EYAL KHAYAT	SHIR DIGMI-TAL	YAN FELDMAN	DR. YARIV ILAN
אדמית כהן-וינשטוק	ניר מנחם	צח כהן	ד"ר יהודה בן מאיר (IV)	DR. YEHUDA BEN-MEIR (IV)	TZAH COHEN	NIR MENAHEM	ADMIT COHEN-WEINSHTOK
מאיר אלבוים	קרן בוצר	נוף שדה	ד"ר אירית מבורך (IV)	DR. IRIT MEVORACH (IV)	NOF SADEH	KEREN BOZER	MEIR ELBAUM

2 WEIZMANN ST. TEL AVIV 6423902 ISRAEL, BET AMOT HASHKAOT, FAX:+ 972-3-6070666 :פקס PHONE: +972-3-6070600 :ויצמן 2 ת"א 6423902, בית אמות השקעות, טלפון

November 17, 2020

Safe-T Group Ltd.

8 Abba Eban Ave.

Herzliya 4672526

Israel

Re: Safe-T Group Ltd.

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of Safe-T Group Ltd. (the “Company”), relating to 40,000,000 of the Company’s ordinary shares, no par value per share (the “Shares”), under the Safe-T Group Global Equity Plan (the “Plan”).

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

In connection with this opinion, we have examined such corporate records, other documents, and such questions of Israeli law as we have considered necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the due constitution of the Board of Directors of the Company.

Based on the foregoing and subject to the qualifications stated herein, we advise you that in our opinion, the Shares issuable under the Plan have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Sincerely yours,

/s/ Lipa Meir & Co.

EMAIL: LAW@LIPAMEIR.CO.IL	WWW.LIPAMEIR.CO.IL
(I) נוטריון (II) רשיון עו"ד בניו יורק (III) רשיון עו"ד באנגליה (IV) יועץ	(I) NOTARY (II) ADMITTED IN NY (III) ADMITTED IN ENGLAND (IV) OF COUNSEL